Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Liberty Global 401(k) Savings & Stock Ownership Plan
Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-189223) of Liberty Global plc of our report dated June 20, 2023, relating to the financial statements and supplemental schedule of the Liberty Global 401(k) Savings & Stock Ownership Plan which appear in this Form 11-K for the year ended December 31, 2022.

/s/ BDO USA, LLP

Denver, Colorado
June 20, 2023